UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2023

Transphorm, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41295	82-1858829
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Castilian Drive
Goleta, CA 93117
(Address of principal executive offices, including zip code)
(805) 456-1300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TGAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 3, 2023, Transphorm, Inc. (the “Company”) engaged BofA Securities, Inc. to act as financial advisor to assist the Company in connection with its previously-announced strategic review of opportunities to enhance stockholder value. The Company has not set a timetable for completion of this strategic review and does not intend to comment further on the status of this process unless or until the Company’s board of directors has approved a definitive course of action, or it is determined that other disclosure is appropriate or required. There can be no assurance that the strategic review process will result in a transaction on terms acceptable to the Company or its stockholders, or at all, or result in increased stockholder value.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSPHORM, INC.

Dated: October 4, 2023	By:	/s/ Cameron McAulay
Cameron McAulay
Chief Financial Officer